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                                                                EXHIBIT 10.11.16


                               KOMAG, INCORPORATED
                RESTATED SAVINGS AND DEFERRED PROFIT-SHARING PLAN

                              PLAN AMENDMENT NO. 2

          THE KOMAG, INCORPORATED RESTATED SAVINGS AND DEFERRED PROFIT-SHARING PLAN, as restated in its entirety effective January 1, 1994 and subsequently amended effective January 1, 1995, is hereby further amended, effective January 1, 1995, as follows:

          1. Section 1.33 of the Plan is hereby amended in its entirety to read as follows:

             "1.33 'Operating Profits' shall mean the Operating Media Income for the fiscal year of the Company ending closest to the last day of each Plan Year for which Discretionary Contributions are to be made under Article VIII. Operating Media Income means the consolidated operating income of the Company and the other Affiliated Companies for the fiscal year attributable to United States and Malaysian media operations. Based on present business and accounting policies, Operating Media Income shall include the operating income or loss attributable to the Company and Komag USA (Malaysia) Sdn. and shall exclude operating income or loss attributable to Komag Material Technology, Inc., Dastek Holding Company and Dastek (M) Sdn. Bhd.

             The calculation of Media Operating Income for each fiscal year shall be in accordance with generally accepted accounting principles (including FAS14) adjusted to exclude the following: (i) any Discretionary or Matching Contributions made to this Plan for the Plan Year ending closest to the last day of such fiscal year, (ii) any amounts accrued for such fiscal year under the Komag, Incorporated Cash Profit Sharing Plan, (iii) all items of income, gain, loss or expense for such fiscal year determined by the Compensation Committee of the Company's Board of Directors to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, whether or not such items would otherwise be considered to be extraordinary in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board, and
(iv) any profit or loss attributable to the business operations of any entity acquired by the Company or any other Affiliated Company during such fiscal year."

             2. Except as modified by this Plan Amendment, all the terms and provisions of the Komag, Incorporated Restated Savings and Deferred Profit-Sharing Plan, as restated in its entirety effective January 1, 1994 and subsequently amended effective January 1, 1995, shall continue in full force and effect.


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             IN WITNESS WHEREOF, KOMAG, INCORPORATED has caused this Plan
Amendment to be executed on its behalf by its duly-authorized officer on this 21st day of July 1995.

                          KOMAG, INCORPORATED

                          By: /s/ William L. Potts, Jr.
                              -------------------------------------------
                          Title: Vice President - Chief Financial Officer

                                       2.